TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of November 14, 2012, by and between Forum ETF Trust, a Delaware statutory trust, having its principal office and place of business at 3 Canal Plaza, Suite #600, Portland, Maine 04101 (the “Trust”) and The Bank of New York Mellon, a New York banking corporation having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”) and desires to appoint the Bank, with respect to the various portfolios, if any, of the Trust listed on Schedule A hereto, and if none are listed references to Series shall be references to the Trust (the “Series”), as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment all as more fully set forth below;

WHEREAS, each Series will ordinarily issue for purchase, and redeem, shares of beneficial interest, no par value per share, of the Series (the “Shares) only in aggregations of 50,000 Shares or such other number of Shares as determined by the Trust (each a “Creation Unit”) principally in kind; and

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee, will be the registered owner (the “Shareholder”) of all Shares;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued Shares, and as the Trust’s dividend disbursing agent.

1.2 The Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit A, the Bank shall:

(i) Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii) Prepare and transmit by means of the book-entry system of DTC payments for dividends and distributions declared by the Trust;

(iii) Maintain the record of the name and address of the shareholders of record of each Series and the number of Shares issued by the Trust and held by the shareholders;

(iv) Record the issuance and redemption of Shares of each Series and maintain a record of the total number of Shares of each Series and the Trust, and, which are authorized, based upon data provided to it by the Trust.  The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v) Prepare and transmit to the Trust and to any applicable securities exchange (as specified to the Bank by the Trust) information with respect to purchases and redemptions of Shares;

(vi) On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Bank and the Trust the number of outstanding Shares;

(vii) On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares of each Series purchased and redeemed on such day;

(viii) Confirm to DTC the number of Shares of each Series issued to the Shareholder, as DTC may reasonably request;

(ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x) Extend the voting rights of the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(xi) Maintain those books and records of the Trust specified by the Trust in Schedule B attached hereto;

(xii) Prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis.  The monthly report shall show the counterparty or authorized participant and amount of each purchase on a daily basis net number of Shares either redeemed or created for such Business Day

(xiii) Receive from the Distributor (as defined in the Participant Agreement) or from its agent, purchase orders from authorized participants for Creation Units of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit trade instructions to the National Securities Clearance Corporation or DTC, if applicable, and pursuant to such orders issue the number of Shares of the applicable Series;

(xiv) Receive from authorized participants redemption requests, deliver documentation thereof to the custodian for the applicable Series, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the authorized participants submitting the same; transmit trade instructions to the National Securities Clearance Corporation or DTC, if applicable, and redeem the Creation Units of Shares held in the account of the Shareholder;

(xv) Adhere to the Trust’s Anti-Money Laundering program.

(xvi) Perform the daily calculation of the basket based on index information or Trust-supplied portfolio file to include the calculation of (1) custom or industry standard cash component; (2) custom or industry standard cash flattening; (3) restricted security custom baskets, as needed; and (4) true custom baskets for tax-management purposes (based on Trust-supplied weights), as needed;

(xvii) Disseminate transaction files, and baskets to the Trust, the Exchange, the Indicative NAV Agent, and the NSCC for broadcast purposes, first to the Trust for website posting, then to the other parties, or for settlement purposes; and

(xviii) Monitor underlying constituent settlements and correspond with Authorized Participants for collateral requests and settlement of collateral, as required.

(b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Trust, mailing proxy materials, shareholder reports, prospectuses and supplements and any other communications as the Distributor may from time to time identify as required by law or as DTC as the Shareholder may request for delivery to DTC participants and those services set forth on Schedule B attached hereto.

(c) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

(d) The Bank shall provide additional services (if any) on behalf of the Trust which may be agreed upon in writing between the Trust and the Bank.

(e) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner and to the extent required by Section 31 of the 1940 Act or as otherwise directed by the Trust in writing, all such books and records shall be the property of the Trust, will be preserved, maintained and made available in accordance with such authorities, and will be surrendered promptly to the Trust on and in accordance with its request.

2. Fees and Expenses

2.1 The Bank shall receive such consideration for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and attached hereto.

2.2 In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for out-of-pocket expenses, including, but not limited to, confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out from time-to-time in the written fee schedule approved by the parties and attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust.

2.3 The Trust agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3. Representations and Warranties of the Bank

3.1 The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

It is duly registered as a transfer agent as required by Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended.

4. Representations and Warranties of the Trust

4.1 The Trust represents and warrants to the Bank that:

It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and Trust Instrument to enter into and perform this Agreement.

All corporate proceedings required by said Declaration of Trust and Trust Instrument have been taken to authorize it to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5. [Section Reserved]

6. Indemnification

6.1 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (“Losses”) arising out of or attributable to:

(a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, willful misconduct or reckless disregard of its or their duties hereunder.

(b) The Trust’s negligence, recklessness or willful misconduct related to this Agreement.

(c) The breach of any representation or warranty of the Trust hereunder.

(d) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including, but not limited to, any previous transfer agent or registrar.

(e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust.

(f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.2 At any time the Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel of their choosing with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

6.3 The Trust shall not be responsible for, and the Bank shall liable for direct money damages arising out of or attributable to:

(a) The Bank’s own negligence, willful misconduct or reckless disregard of its duties hereunder.

(b) The breach of any representation or warranty of the Bank hereunder.

7. Standard of Care

The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations.  In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

8. Concerning the Bank

8.1 Bank may enter into subcontracts, agreements and understandings with any of its affiliates, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.  Bank shall provide reasonably prompt notice to the Trust of any such subcontract, agreement or understanding.

8.2 Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably believed by Bank to be duly authorized and delivered.  Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank.  Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank.  If Trust elects to transmit written instructions through an on-line communication system offered by Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

8.3 Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the “Disaster Recovery Plan and Back-Up System”).  Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System.  Upon the occurrence of any such delay or failure Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

8.4 Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement except as set forth in this Agreement.

8.5 At any time the Bank may apply to an officer of the Trust written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions.  Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Trust or its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel, provided however that the Bank acts in a manner consistent with the terms of this Agreement.

8.6 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares.

9. Covenants of the Trust and the Bank

9.1 The Trust shall promptly furnish to the Bank the following:

(a) A copy of the Declaration of Trust and Trust Instrument of the Trust and all amendments thereto.

(b) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any.

(c) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

9.2 [Section Reserved]

9.3 Prior to the increase, decrease or other change in the total number of Shares authorized to be issued, the Trust shall deliver the following documents to the Bank:

(a) A certified copy of the resolutions adopted by the board of trustees of the Trust authorizing such issuance of additional Shares of the Trust or such reduction, as the case may be;

(b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, if any; and

(c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of Act, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

9.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request.

9.5 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be, or may become required by law, by administrative or judicial order or by rule.

9.6 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.7 The Bank shall not, prepare and file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

10. Termination of Agreement

10.1 The term of this Agreement shall be one year commencing upon the date hereof  and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

(a) Either party hereto may terminate this Agreement prior to the expiration of any one year term in the event the other party breaches any material provision of this Agreement, including, but not limited to, in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b) The Fund may terminate this Agreement prior to the expiration of any one year term upon ninety (90) days' prior written notice in the event that the board of trustees of the Trust determines to liquidate the Trust and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

10.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

10.3 The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

11. [Section Reserved]

12. Assignment

12.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13. Severability and Beneficiaries

13.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14. Amendment

14.1 This Agreement may be amended or modified by a written agreement executed by both parties.

15. New York Law to Apply

15.1 This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  Trust and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  Trust and Bank hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  Trust and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

16.1 Except as expressly provided to the contrary from time-to-time in the written fee schedule approved by the parties and attached hereto, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Limitations of Liability of the Trustee and Shareholders

17.1 It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust and Trust Instrument. This Agreement has been duly authorized, executed and delivered by the Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust and Trust Instrument.

18. Counterparts

18.1 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

FORUM ETF TRUST

By:       /s/ Stacey Hong
Name: Stacey Hong

Title: President

THE BANK OF NEW YORK MELLON

By:       /s/ Andrew Pfeiffer
Name: Andrew Pfeiffer
Title: Vice President

SCHEDULE A
Series

Merk Currency ETFsm

SCHEDULE B
Books and Records to be Maintained by Bank

(a)	Source Documents requesting Creations and Redemptions

(b)	Correspondence/AP Inquiries

(c)	Reconciliations, bank statements, copies of canceled checks, cash proofs

(d)	Daily/Monthly reconciliation of outstanding units between the Trust and DTC

(e)	Net Asset Computation Documentation

(f)	Dividend Records

(g)	Keep on file copies of year-end Statements and Tax Forms prepared by the Fund’s accountants

EXHIBIT A
Form of Participant Agreement

FORUM ETF TRUST
AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and [] (the “Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Index Receipt Agent”) as index receipt agent for Forum ETF Trust (the “Trust”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectuses and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-180250; Investment Company Act of 1940 Registration No. 811-22679) and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control.  In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing Amount”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Securities and the

Balancing Amount together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents.  The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1. STATUS OF PARTICIPANT

(a) The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in paragraph 2 and the AP Handbook. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility.  Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b) The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures as described in the AP Handbook. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the purchase and redemption of Creation Units, which includes use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including without limitation, the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor and the Trust have and reserve the right, in their sole discretion without notice, to reject a Purchase Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

(c) In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any Purchase Order or the basket of Fund Shares to be delivered by the Participant in connection with any Redemption Order are missing some of the required securities on the Contractual Settlement Date (as defined below) for such Purchase Order or Redemption Order, the Distributor, the Trust and the Index Receipt Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the first business day following the Contractual Settlement Date for such Purchase Order or Redemption Order, (i) delivers to the Index Receipt Agent or the Distributor, as applicable, on behalf of the Trust (in accordance with the delivery instructions provided by the Index Receipt Agent or the Distributor, as applicable), the Balancing Amount required in connection with such Purchase Order, such Deposit Securities as the Participant has available for delivery and cash collateral in an amount not less that 110% of the market value of the missing securities, or (ii) delivers to the Trust through the NSCC or otherwise (as instructed by the Index Receipt Agent or the Distributor, as applicable, for the benefit of the Trust) the missing securities or cash in lieu of such securities.  Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Trust or the Distributor or the Index Receipt Agent on behalf of the Trust to complete any such Purchase Order or Redemption Order unless and until the Participant fully complies with the requirements of this Section 2(c).

3. AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those contained in the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Fund Shares with other products and are not used for purposes of marketing Fund Shares and (ii) for internal use by the Participant.

5. TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including, without limitation, any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6. BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee.  Any excess funds will be returned following settlement of the Purchase Order.  The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7. ROLE OF PARTICIPANT

(a) The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c) The Participant agrees to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

(d) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

(e) The Participant further represents that its anti-money laundering program (“AML Program”) is maintained consistent with all applicable federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the United States Securities and Exchange Commission, and that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, without limitation, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds, with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Index Receipt Agent and such notice shall be effective upon receipt by the Funds.

 (b) The Index Receipt Agent shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which the Participant shall be identified and instructions issued by the Authorized Person on behalf of the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Index Receipt Agent. If for some reason, an Authorized Person’s PIN number is compromised, the Participant shall contact the Index Receipt Agent immediately in order for a new one to be issued.

(c) The Index Receipt Agent shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Index Receipt Agent shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number.

9. REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940.

(b) The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c) The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

(d) Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

10. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a) The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended.

(b) The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.”

(c) A Fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

11. OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c) The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under section 2(a)(3)(A) or section

2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”) due to ownership of Fund Shares.

(d) The Participant agrees that it will meet Distributor’s written creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards. Participant agrees that it will be subject to various tests performed by Distributor to determine if the Participant is in compliance with the Distributor’s written creditworthiness standards and agrees to comply with all requests for information in order to permit the Distributor to perform such tests.

12. INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Trust, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c) The Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index.

13. INFORMATION ABOUT DEPOSIT SECURITIES

The Trust’s investment manager, Forum Investment Advisors, LLC (the “Investment Manager”), will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

14. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, [_________], and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

16. CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.

17. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, e-mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, e-mail or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile, e-mail or telex numbers indicated below the signature line of such party.

18. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b) This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 17 above. If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five business days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

19. TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that each of the Funds and the Trust as third party beneficiaries to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Funds or Trust.

20. INCORPORATION BY REFERENCE

The Participant acknowledges receipt of the Prospectuses and AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

21. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

22. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.  This Agreement may be executed and distributed electronically.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:__________________________________

Foreside Fund Services, LLC
By: __________________________________________
Name: ________________________________________
Title: _________________________________________
Address: Three Canal Plaza, Suite 100
Portland, Maine 04101
Telephone: ____________________________________
Facsimile: _____________________________________

[Name of Participant]
By: _______________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________
E-mail: _______________________________________

ACCEPTED BY:
The Bank of New York Mellon, as Index Receipt Agent
By: __________________________________________
Name: ________________________________________
Title: _________________________________________
Address: ______________________________________
______________________________________
Telephone: ____________________________________
Facsimile: _____________________________________

ANNEX I

CREATION UNIT SIZE FOR FUND SHARES

Shares per Creation Unit

Merk Hard Currency ETFsm	50,000

ANNEX II

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Forum ETF Trust Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For each Authorized Person:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

The undersigned [name], [title], [company] does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Foreside Fund Services, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:           ___________________________

Date:
Name:
Title: [Participant’s] Secretary or Other Duly Authorized Officer